Morgan Stanley Information Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security     Date    Price    Shares   % of    Total        Purcha   Broker
             of      Of       Purcha   Assets  Issued       sed
             Purcha  Shares   sed                           By
             se                                             Fund
Helix        03/13/   $20.25  80,000   0.168%  $60,750,000  2.667%   CIBC
Technology     02                                                    Capita
Corp.                                                                l
                                                                     Market
                                                                     s